STOCK PURCHASE AGREEMENT

                  This STOCK PURCHASE AGREEMENT is made and entered into as of this 15th day of December, 2000, by and between Applied Digital Solutions, Inc., a Missouri corporation (the "Seller"), and SysComm International Corporation, a Delaware corporation (the " Buyer").

                  WHEREAS, Seller owns, beneficially and of record, Four Thousand Nine Hundred (4,900) shares of common stock, $0.01 par value per share (the "Shares"), of Information Products Center, Inc., a New Jersey corporation, free and clear of any existing liens, security interests or other interests of any third parties whatsoever; and

                  WHEREAS, Buyer desires to Purchase, and Seller desires to sell, the Shares on the terms and conditions of this Agreement;

                  NOW, THEREFORE, in consideration of the mutual covenants and provisions herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. Purchase and Sale of Shares; Effect of Transaction. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell, assign, convey, transfer and deliver to Buyer, and Buyer agrees to Purchase, accept and acquire Four Thousand Nine Hundred (4,900) Shares, representing all of the shares owned, beneficially and of record, by Seller, (the "Purchased Shares") from Seller at Closing.

                  2. Sale Price. In consideration of the sale and transfer of the Purchased Shares, Buyer shall give to Seller at Closing a promissory note in the form attached hereto as Exhibit A (the "Note") in the amount of $2,398,100 payable in two years under the terms set forth in the Note.

                  3. Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Bryan Cave LLP, One Metropolitan Square, 211 N. Broadway, Suite 3600, St. Louis, Missouri or at such other place as the parties shall mutually agree, commencing immediately following the execution of this Agreement.

                  4. Deliveries at the Closing. At the Closing, Buyer will deliver to Seller the Note. Simultaneously, Seller will deliver to the Buyer the stock certificate representing all of the Shares, together with a stock power authorizing the transfer of the Purchased Shares to Buyer. Buyer shall promptly deliver said documents to the Company for transfer of the Purchased Shares.

                  5. Representations and Warranties Concerning the Transaction.

                     a. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that the statements contained in this
         Section 5(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 5(a)):


                        i. Authorization of Transaction. Seller has full legal, capacity, power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions. Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                        ii.   Shares.  Seller   holds   of   record   and   owns
                  beneficially the Purchased Shares free and clear of any restrictions on transfer (other than restrictions under the Securities Act of 1933, as amended (the "Securities Act") and state securities laws), claims, taxes, security interests, options, warrants, rights, contracts, calls, commitments, equities or demands. Seller is not a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any capital stock of the Company (other than this Agreement).
                  Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company.

                        iii. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency, or court to which Seller is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Seller is a party or by which he is bound or to which any of his assets is subject.

                     b. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that the statements contained in this
         Section 5(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 5(b)):

                        i. Authorization of Transaction. Buyer has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions. Buyer need not give any notice to, make any filing with, or obtain any

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

                  authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                        ii. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency, or court to which Buyer is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Buyer is a party or by which he is bound or to which any of his assets is subject.

                        iii. Investment. Buyer is acquiring the Shares for its own investment and not for public distribution or resale within the meaning of the Securities Act.

                  6. Post-Closing Covenants. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, all at the sole cost and expense of the requesting party.

                  7. Conditions to Obligation to Close.

                     a. Conditions to Obligation of Buyer. The obligation of any Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                        i. Seller's representations and warranties set forth in Section 5(a) above shall be true and correct in all material respects at and as of the Closing Date;

                        ii. Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                        iii. there shall not be any judgment, order, decree, stipulation, injunction or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                        iv. all actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

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

         Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing, and will be deemed to have waived any condition not satisfied by consummating the transaction at Closing.

                     b. Conditions to Obligation of Seller. The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                        i.    the representations  and warranties  set  forth in
                  Section 5(b) above shall be true and correct in all material respects at and as of the Closing Date with respect to Buyer;

                        ii. Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                        iii. there shall not be any judgment, order, decree, stipulation, injunction or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                        iv. all actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby are in reasonably satisfactory in form and substance to Seller.

         Seller may waive any condition specified in this Section 7(b) if it executes a writing so stating at or prior to the Closing, and will be deemed to have waived any condition not satisfied by consummating the transaction at Closing.

                  8. Termination.

                     a. Termination of Agreement. Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing.

                     b. Effect of Termination. If either party terminates this Agreement pursuant to Section 8(a) above, all obligations of the parties hereunder shall terminate without any liability of any party to any other party.

                  9. Miscellaneous.

                     a. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

                     b. Succession   and  Assignment.  This  Agreement  shall be
         binding  upon and inure to the benefit of the parties  named herein and

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

         their respective successors, personal representatives, heirs and permitted assigns. Except as may be assigned by gift, inheritance or intestate succession, no party may assign either this Agreement or any of his rights, interests, or obligations hereunder without the prior written approval of the other parties hereto.

                     c. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                     d. Headings.   The  section  headings  contained  in   this
         Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                     e. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to Seller:     Applied Digital Solutions, Inc.
                           Attn:  David A. Loppert
                           400 Royal Palm Way, Suite 410
                           Palm Beach, Florida  33480

         Copy to: Bryan Cave LLP
                           Attn:  Denis P. McCusker
                           211 North Broadway, Suite 3600
                           St. Louis, Missouri 63102

         If to Buyer:      SysComm International Corporation
                           Attn:  President
                           20 Precision Drive
                           Shirley, New York  11967

         Any  party  may  give  any  notice,  request,  demand,  claim  or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

                     f. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

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

                     g. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each Buyer and Seller. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                     h. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforce ability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                     i. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

                     j. Survival. All of the representations and warranties contained in Sections 5(a) and 5(b) above shall survive the Closing hereunder (unless the party to whom such representations and warranties are made knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of one year thereafter.


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


                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BUYER:                                           SELLER:

SYSCOMM INTERNATIONAL                            APPLIED DIGITAL SOLUTIONS, INC.
CORPORATION


By:  /s/ David A. Loppert                        By: /s/ Jerome C. Artigliere
     --------------------------                     ----------------------------
Name:  David A. Loppert                          Name: Jerome C. Artigliere
Title:  Chief Executive Officer                  Title:  Vice President








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